EXECUTIVE EMPLOYMENT AGREEMENT

PLAYBOX AND MALONEY

THIS AGREEMENT is made as of this 14th day of December, 2007

BETWEEN
PLAYBOX (US) INC., a company incorporated under the
laws of the State of Nevada having a business address at Suite
5.18, MLS Business Centre, 130 Shaftesbury Avenue,
London, England. W1D 5EU
(the "Company")
OF THE FIRST PART
AND:
HARRY C. MALONEY, having an address at The Manse,
34 High Street, Stoke Goldington, Buckinghamshire,
England. MK16 8NR
(the "Executive")
OF THE SECOND PART

WHEREAS:

A.      The Company is in the business of commercialising an on-line, Internet based music software and hardware application known as the PlayBOX (the “Business”);

B.      The Board of the Company (the "Board") consider the Executive to be of significant value to the Company and the Executive has acquired special skills and abilities and an extensive background in, and knowledge of, the business and industry in which the Company is engaged; and

C.      The Board recognises that it is in the best interests of the Company that the Company retain the continuing dedication of the Executive; and

D.      The Company has agreed to offer employment to the Executive upon the terms and conditions herein set forth;

NOW THEREFORE in consideration of £1.00 paid by each party to each of the others, receipt of which is acknowledged, in consideration of the confidential and proprietary information provided to the Executive by the Company, in consideration of the mutual covenants herein contained and for other good and valuable consideration (the receipt and sufficiency of consideration is hereby acknowledged by the Executive) the parties hereto agree as follows:

1.	EMPLOYMENT

1.1.      Offer and Acceptance: The Executive will become an employee for a term set out in Section 5.1 the Company will continue to employ the Executive to be the “Director of Business Strategy” of the Company, and to assist the Company as set out herein, and the Executive hereby accepts such employment.

1.2.      Duties and Responsibilities: The primary duties and responsibilities of the Executive shall be as set out in Schedule “A” attached hereto (the “Services”). The Executive’s normal place of work is Suite 5.18, MLS Business Centre, 130 Shaftesbury Avenue, London, England, W1D 5EU, or such other places in the UK which the Board or Company may reasonably require for the proper performance of his duties. The Executive further agrees to travel on the Company’s businesses (both within the UK or abroad) at the Company’s expense as may be required for the proper performance of his duties.

1.3.

1.4.      Full-Time Employment: The Executive agrees to devote his best efforts, skills, judgement and abilities to the performance of his employment duties and responsibilities as set out herein and agrees to work on a full-time basis for the Company.

1.5.      Obey Board: The Executive shall at all times obey and carry out all lawful orders given to him by the Board of Directors of the Company.

1.6.      Company Policies: In the course of providing the Services to the Company, the Executive agrees to comply with the Company’s corporate policies including, without limitation, the companies privacy policy, and code of conduct as determined by the Company from time to time.

1.7.      Confidentiality Agreement: The employment of the Executive with the Company is subject to the Executive signing and agreeing to be bound to the terms and provisions of the Confidentiality Agreement attached hereto as Schedule "B".

2.	REMUNERATION

2.1.      Annual Salary: The Company shall pay the Executive an annual salary of 50,000 GBP per year (the "Salary"). The Salary shall be payable in equal monthly instalments, payable in arrears, subject to the usual statutory source deductions, including income tax and other deductions required by the applicable government legislation. Payment of the Salary shall be made on the 28th day of each month, provided that if such day is not a business day, the salary and any other amounts payable to the Executive that are due on such date shall be paid to the Executive on the immediately preceding business day. For greater certainty, due to the management nature of the Employee’s engagement, the Employee shall not be entitled to any overtime pay in addition to the Salary. Assuming that this Agreement is still in effect, at the end of the first year of employment the Company will increase the Executive’s Annual Salary to 60,000GBP.

2.2.      Bonus: The Company will, within 120 days of the end of each fiscal year, make a payment to the Executive of an annual performance bonus based upon the following criteria; 2.2.1    The Company achieving its proposed budget for the relevant fiscal year.
2.2.2    The bonus will be 100% of the Annual Salary.

2.3.      Should the Executive’s employment cease proior to the end of a fiscal year, the bonus will be calculated on a pro rata basis. the (the “Performance Bonus”).

2.4.      Benefits: The Company will provide the Executive with a vehicle or the cash equivalent of 750GBP per calendar month plus all costs associated with running the vehicle. Additionally, the Company will provide the Executive with private health insurance cover; and life insurance to a sum of £500,000;

Stock Options: In addition to the above compensation, and as additional consideration for the agreement of the Executive to the covenants and agreements herein, the Company agrees to cause the grant to the Executive of an option for the Executive to acquire up that number of Common shares in the capital of the Company that is equal to five percent (2%) of the number of issued Common shares in the capital of the Company outstanding at the date of grant, at an exercise price of US$0.25 per Common share, such options to be in accordance with the terms of the Company’s Stock Option Plan and Option Certificate attached hereto as Schedule “D”

3.	REIMBURSEMENT OF EXPENSES AND BENEFITS TO EXECUTIVE

3.1.      Reimbursement: The Company will reimburse the Executive for all expenses incurred by the Executive in the performance of this Agreement, provided that the Executive must provide the Company with written expense accounts with respect to each of the expenditures incurred by the Executive in the prior calendar month, and provided that the Company will not reimburse the Executive for single expenses over £5,000 or a monthly aggregate of expenses over £10,000.00, if the Executive does not obtain the prior written approval of the Chairman of the Board of the Company, or if the Chairman is the Executive, any other director of the Company.

3.2.      Vacations: The Executive shall be entitled initially to 25 days paid vacation during each fiscal year of the Company adjusted pursuant to the Company policy based on years employed by the Company, at such times as the Executive and the Company may mutually agree. . In the case of unused vacation a maximum of 5 days entitlement may be carried forward to the following year In addition, the Executive shall be entitled to all statutory holidays. On termination of the Executive’s employment the Executive shall be entitled to be paid in lieu of accrued but undertaken holiday.

3.3.      Sick Days: Should the Executive become ill during the term of employment the Company will continue to make and he will continue to receive full pay and contractual benefits under this Agreement while absent due to incapacity. The maximum period during which such payments will be made by the Company will be six months from the first day that the Executive became incapacitated.

4.	TITLE TO INTELLECTUAL PROPERTY

4.1.      Title to Property. As a consequence of the Executive’s employment with the Company the

Executive will have access to and may develop intellectual property in the course of the Executive’s employment and, accordingly, the Executive hereby assigns the following rights to the Company:

(a)

all discoveries, concepts, inventions or improvements, whether patentable or not, made, discovered, conceived, invented or improved by the Executive during the period commencing on the date hereof and ending on the date the Executive ceases for any reason to be an employee of the Company, and whether or not made, discovered, conceived, invented or improved by the Executive on the Company’s premises or with the other persons;

(b)

any ideas, plans, concepts, copyrightable materials, trade dress, copyrights, trademarks, the equity concept of the Company, and any other intellectual property conceived or created by the Executive during the period commencing on the date hereof and ending on the date the Executive ceases for any reason to be an employee of the Company; and

(c)

any process, formula, plan, skill, design, know-how, method of advertising, marketing, research, equipment, device or method of doing business, developed or being developed, made, used, sold or installed by or made known to the Executive during the period of the Executive’s employment hereunder or resulting from or suggested by any work which the Executive may do for the Company or its affiliates at the request of the Company or its affiliates and relating to any business carried on or proposed to be carried on by the Company or its affiliates,

(such rights are, collectively, the “Intellectual Property”) and the Intellectual Property shall at all times belong to and be the property of the Company.

4.2.      Disclose Intellectual Property to the Company. The Executive covenants and agrees with the Company that the Executive will fully and freely (and without expense to the Company) communicate and disclose to the Company any and all Intellectual Property developed by the Executive.

4.3.      Protect Intellectual Property. The Executive acknowledges that the success, profitability, and competitive position of the Company require that strict confidentiality be maintained at all times with respect to all Intellectual Property, and that any breach of the terms of this Agreement is capable of causing substantial damage to the Company. Accordingly, the Executive covenants and agrees with the Company that during the period in which the Executive provides services to the Company and at all times thereafter to:

(a)

at the expense of the Company, at all times (both during the period of the Executive’s employment hereunder and at all times thereafter) assist the Company, its subsidiaries and affiliates or their nominees in every way to protect the Intellectual Property of the Company and its subsidiaries and affiliates under this Agreement and to vest in the Company or its affiliates, the entire right, title and interest, including, without limitation, the copyright, in and to any and all of the Intellectual Property;

(b)	keep all Intellectual Property in the strictest confidence;

(c)	hold all Intellectual Property in trust for the Company;

(d)

will notify the Company promptly in writing of any misuse or misappropriation of, or unauthorized access to, the Intellectual Property which may come to the Executive’s attention and will take all reasonable steps requested by the Company to prevent any such misuse, misappropriation or unauthorized access; and

(e)	not to directly, indirectly or in any other manner:

	(i)	publish or in any way participate or assist in the publishing of any Intellectual Property;

	(ii)	use any Intellectual Property, except as may be required for and in the course of carrying out the terms of this Agreement; or

	(iii)	disclose or assist in the disclosure of any Intellectual Property to any person, firm or corporation.

4.4.      Waiver of Moral Rights. The Executive agrees to and does hereby irrevocably and expressly waive in favour of the Company, and agrees to hereafter irrevocably and expressly waive in favour of the Company, any and all moral rights arising under all applicable legislation, including but not limited to such legislation in force in the United States and England (or any successor legislation of similar force and effect) or similar legislation in other applicable jurisdictions or at common law that the Executive has with respect to any of the Intellectual Property created or prepared by the Executive, including without limitation, the right to attribution of authorship, the right to restrain or claim damages for any distortion, mutilation, modification or enhancement of any of the Intellectual Property and the right to remain, use or reproduce any of the Intellectual Property in any context and in connection with a product, service, cause or institution, and the Executive agrees that the Company may use or alter the Intellectual Property, or any part thereof, as the Company sees fit in its absolute discretion.

4.5.      Return of Property. The Executive acknowledges and agrees that the Executive shall return to the Company any property, documents, software, manuals, reports, charts, equipment or any other materials used in connection with the Executive’s employment forthwith after termination of the engagement of the Executive.

4.6.      Exemptions. The provisions of Section 4.3 shall not apply to any Intellectual Property which:

(a)	is in the public domain, is publicly disclosed by the Company, or becomes public knowledge through no fault of the Executive;

(b)

the Company provides prior written consent for the disclosure of, provided that the disclosure is made in compliance with any conditions imposed in connection with the permission of such disclosure; or

(c)	the Executive had knowledge of prior to the date of their employment by the

Company and which was not previously acquired from the Company or from any party having an obligation of confidence to the Company.

4.7.      Fiduciary Duty. The Executive acknowledges and agrees that as a result of the sensitive nature of the Intellectual Property, the Executive holds the same in trust for the Company and its principals and the Executive stands in a fiduciary relationship with the Company. The Executive agrees to act accordingly.

4.8.      Remedies. The Executive acknowledges that any breach of the terms of this Part 4 will cause irreparable harm to the Company which cannot be calculated or fully or adequately compensated by recovery of damages alone. Accordingly, the Executive agrees that the Company shall be entitled to interim and permanent injunctive relief, specific performance and other equitable remedies, and that resort to such relief will not be considered a waiver of any other rights or remedies that the Company may have for damages or otherwise.

4.9.      Further Agreements Regarding Intellectual Property. The Executive also agrees to execute such further documents not inconsistent with this Agreement and to do such further acts and things which are not unlawful for the Executive to do for the purpose of keeping protect the Intellectual Property and in order to preserve the proprietary rights therein which the Company is entitled to protect.

4.10.     Duration and Survival. Notwithstanding any other term of this Agreement, the terms of this Part 4 shall be for a term and shall survive the termination of this Agreement. Except with the prior consent of the Company, the obligations of the Executive under such Part shall not be in any way diminished or otherwise affected for any reason whatsoever including, without limiting the generality of the foregoing, the breach by the Company of any term or condition of this Agreement or the termination of this Agreement.

5.	TERM AND TERMINATION

5.1.      Term: Subject to the other provisions in this Part 5, the Executive's employment by the Company will commence as of the Commence Date and will continue in perpetuity thereafter, subject to the terms of this Agreement.

5.2.      Termination by Executive: The Executive may terminate his employment with the Company pursuant to the terms of this Agreement:

(a)	at any time, upon the Executive providing the Company with two (2) months prior notice in writing; or

(b)

upon a material breach or default of any of the terms of this Agreement by the Company if such material breach or default has not been remedied within 30 days after written notice of material breach or default has been delivered by the Executive to the Company.

5.3.      Termination by the Company for Cause: Not withstanding the provision of clause 5.5 below, the Company may immediately and without notice terminate the Executive's employment under this Agreement immediately upon the occurrence of any of the following events: the conviction of the Executive of a criminal offence under the laws of the United Kingdom (other than an offence under any road traffic legislation, or other in the United Kingdom or elsewhere for which a fine or non-custodial penalty is imposed)..

(b)the Executive commits any serious or repeated breach or non-observance of any of the provisions of this agreement or refuses or neglects to comply with any reasonable and lawful directions of the Board or is, in the reasonable opinion of the Board, negligent and incompetent in the performance of his duties.
(c) the Executive is guilty of and fraud or dishonestly or acts in a manner which in the opinion of the Board brings or is likely to bring the Executive or Company into disrepute or is materially adverse to the interest of the Company.
(d) the Executive dying or becoming permanently disabled or disabled for a period exceeding 60 consecutive days or 60 days calculated on a cumulative basis over any 12-month period during the term of this Agreement. Save that the Company shall not terminate the Executive’s employment solely on such grounds where any entitlement to benefit from sick pay would be forfeited.
(e) becomes of unsound mind or a patient under any statute relating to mental health.

(and any such event is called “Just Cause”).

Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Just Cause unless and until:

(f) the Executive and, if the Executive wishes, the Executive’s counsel have had a reasonable opportunity to make submissions to the Board in respect of the termination of the Executive’s employment; and, subsequently,
(g) there has been delivered to the Executive a certified copy of a resolution approved by a majority of the Board approving such termination.

5.4.      Compensation due to the Executive upon Termination with Just Cause: In the event of the termination of the Executive's employment under this Agreement for Just Cause (as set out in Section 5.3), the Company shall pay to the Executive within 10 days of termination the full amount accrued pursuant to Clauses 2 and 3 of the Agreement as of the Date of Termination, and the Company shall have no further severance obligations and the Executive shall have no further entitlements from the Company.

5.5.      Termination by the Company other than for Just Cause: The Company may terminate the Executive's employment under this Agreementon two month’s notice.

5.6.      Compensation due to the Executive upon Termination without Cause or for Good Reason: If, at any time, the Executive’s employment is terminated by the Company other than for Just Cause, or is terminated by the Executive for Good Reason (as defined in Schedule “C”), then the Company will pay to the Executive or to the Executive’s order a total amount of 20,000GBP and the Company will take such actions and pay such other amounts as are set out in section 2 of Schedule “C”, provided that:

(a)

if the Executive is at any time by reason of illness or mental or physical disability or incapacity prevented from, or incapable of, performing the Executive’s duties hereunder, the Executive shall not be entitled to receive remuneration for that portion of the notice period during which such incapacity continues if the Executive is also entitled to receive any disability insurance provided;

For greater certainty, if the Executive terminates the Executive’s employment other than for Good Reason then this section shall not apply.

The Company may delay payment of any payments which may be contemplated herein until the Executive has confirmed in writing that he has complied with Section 4.5 (Return of Property) and that he is not otherwise in breach of the terms of this Agreement.

6.	RESTRICTIVE COVENANT

6.1.      Non-competition. The Executive agrees that during the term of the Employment Agreement , for any reason, either by the Executive or by the Company, the Executive will not, whether as a proprietor, partner, employee, associate, consultant, agent or otherwise, engage, directly or indirectly, in a business which caries on a business similar to the Business,. [

6.2.      Non-Solicitation of Employees. The Executive agrees that during the term of the Employment Agreement and for 6 Months after the Executive ceases to be engaged as an employee of the Company, the Executive will not, without the consent of the Company, which consent will not be unreasonably withheld, directly or indirectly hire, engage or solicit the services of any person employed or engaged by the Company, or any of its subsidiaries, or who was an employee of the Company, or any subsidiaries of the Company, during the six (6) months preceding such date, or assist any other person in doing same.

6.3.      Non-Solicitation of Customers. The Executive agrees that during the term of the Employment Agreement and for 6 months after the Executive ceases to be engaged as an employee of the Company, the Executive will not directly or indirectly solicit the business of any person who is a customer of the Company at the date the Executive ceases to be employed by the Company, or who was a customer of the Company during the six (6) months preceding such date. The Executive will also not assist any other person in doing the same.

6.4.      Injunctive Relief. The parties hereto recognize that a breach by the Executive of any of the covenants herein contained would result in damages to the Company which may not be adequately compensable by way of monetary damages. In the event of such a breach, then in addition to all other remedies available to the Company, the Company will be entitled as a matter of right to apply to a court of competent jurisdiction for such relief by way of restraining order, injunction, decree or otherwise, as may be appropriate to ensure compliance with the provisions of this Agreement.

6.5.      Reasonableness. The parties agree that all restrictions in this Part 6 are necessary and fundamental to the protection of the business of the Company and that all restrictions are reasonable and valid because of the nature of the work and value of the information and training the Executive will receive in the course of the Executive’s employment. The Executive hereby waives all defences to the strict enforcement by the Executive of such restrictions.

6.6.      Duration and Survival. Notwithstanding any other term of this Agreement, the terms of this Part 6 shall survive the termination of this Agreement as set out herein. Except with the prior consent of the Company, the obligations of the Executive under such Part shall not be in any way diminished or otherwise affected for any reason whatsoever including, without limiting the generality of the foregoing, the breach by the Company of any term or condition of this Agreement or the termination of this Agreement.

7.	GENERAL PROVISIONS

7.1.      Independent Legal Advice: The Executive hereby confirms that he has been advised to seek independent legal advice prior to signing this Agreement.

7.2.      Right to Use Executive's Name and Likeness: During the term of this Agreement, the Executive hereby grants to the Company and its affiliates the right to use the Executive's name, likeness and/or biography in connection with the services performed by the Executive under this Agreement in connection with the advertising or explanation of any project with respect to which the Executive performs services.

7.3.      E-mail and Internet. The Executive may in the course of the Executive’s employment be given internet access and an email address. This is intended to be for business purposes only. The Executive will have no right or expectation of privacy in respect of any e-mail which the Executive sends or receives, whether or not the Executive intends it to be of a private nature.

7.4.      Personal Information: The Executive hereby authorizes the Company to collect such personal information about the Executive as the Company may reasonably deem necessary to carry on and conduct its business. The Executive authorizes the Company to provide such information to the Company’s subsidiaries, affiliates, human resource departments, and other persons reasonably required to know such information, provided that the Company will not disclose such information to persons who have no business relationship with the Company.

7.5.      Notice: Any notice required to be given under this Agreement will be in writing and may be sent by telegram, telex or facsimile transmission and may be delivered personally or sent by prepaid registered post addressed to the parties at the above mentioned addresses or at such other address of which notice may be given by such party. Any notice will be deemed to have been received on the date of delivery, if personally delivered, and if mailed as aforesaid then on the third business day following the day of mailing.

7.6.      Severability: If any provision of this Agreement, or any schedule attached hereto, for any reason is declared invalid, such declaration shall not effect the validity of any remaining portion of the Agreement or schedule, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the individual portion thereof eliminated, and it is hereby declared the intention of the parties that they would have executed the remaining portions of this Agreement without including therein any such part, parts or portion which may, for any reason be hereafter declared invalid.

7.7.      Time: Time is hereby expressly made of the essence with respect to the performance by the parties of their respective obligations under this Agreement.

7.8.      Waiver: No consent or waiver, express or implied, by any party to this Agreement of any breach or default by any other party in the performance of its obligations under this Agreement or of any of the terms, covenants or conditions of this Agreement shall be deemed or construed to be a consent or waiver of any subsequent or continuing breach or default in such parties performance or in the terms, covenants and conditions of this Agreement. The failure of any party to this Agreement to assert any claim in a timely fashion for any of its rights or remedies under this Agreement shall not be construed as a waiver of any such claim and shall not serve to modify, alter or restrict any such parties’ rights to assert such claim at any time hereafter.

7.9.      Currency: All references to dollars in this Agreement refer to US dollars, unless specifically stated otherwise.

7.10.    Headings. The headings appearing in this Agreement have been inserted for reference and as a matter of convenience only and in no way define, limit, alter or enlarge the scope or meaning of this Agreement or any provision hereof.

7.11.    Entire Agreement: This Agreement constitutes the entire agreement between the parties hereto and there are no representations or warranties, express or implied, statutory or otherwise other than as set forth in this Agreement and there are no agreements collateral hereto, whether written or oral, other than as are expressly set forth or referred to herein. This Agreement cannot be amended or supplemented except by a written agreement executed by all parties hereto.

7.12.    Counterparts: This Agreement may be executed in as many counterparts and by facsimile transmission as may be necessary and each of which so signed shall be deemed to be an original and such counterparts and facsimile transmissions together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear the date set forth above.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

PLAYBOX (US) INC.

Per:	/s/ Robert Burden
Authorized Signatory

/s/ B. Khiroya	)	/s/ Harry C. Maloney
Witness	)
	)	HARRY C. MALONEY
B. Khiroya	)
Name of Witness	)

SCHEDULE “A”

Duties and Responsibilities of Executive

1.	Introducing potential acquisitions to the Company; following process of due diligence to acquisition

2.	Development of sales and marketing strategy for UK business

3.	Liaison with IR team to ensure proper communication to the market

4.	Identifying and appointing the senior management team,

5.	Reporting to the Board and Shareholders of the Company

6.	Co-ordinating with other professionals involved in the businesses.

7.	Consolidating businesses

SCHEDULE “B”

CONFIDENTIALITY AGREEMENT

THIS AGREEMENT is made as of 14th December 2007.

BETWEEN:

PLAYBOX (US) INC., a company incorporated under the
laws of the State of Nevada having a business address at Suite
5.18, MLS Business Centre, 130 Shaftesbury Avenue,
London, England. W1D 5EU

(the "Company")

OF THE FIRST PART

AND:

HARRY C. MALONEY, businessperson, having an address at
The Manse, 34 High Street, Stoke Goldington,
Buckinghamshire, England. MK16 8NR

(the "Employee")

OF THE SECOND PART

WHEREAS:

A.      The Employee has entered into a contract (the “Employment Agreement”) to perform services for the Company;

B.      As a result of the Employment Agreement, the Employee has had access to Confidential Information concerning the business and affairs of the Company; and

C.      The Company has requested that the Employee execute a Confidentiality Agreement with respect to the Confidential Information to which the Employee has access;

NOW THEREFORE in consideration of the Company entering into the Employment Agreement and in consideration of the mutual covenants and premises expressed herein, and other good and valuable consideration (the receipt and sufficiency of consideration is hereby acknowledged by the Employee), the Employee agrees as follows:

1.      Confidential Information. In this Agreement "Confidential Information" means all information of a confidential nature including client lists, client information, marketing and sales information, information about the Company (in this Agreement “Company” includes any subsidiary of the Company), the business, operations, business structure, finances, members, products, supplies, customers, or affiliates of the Company, and all data, trade secrets, knowledge, information, technology, designs, systems, techniques, methods, processes, know how, business projections, and intellectual property, whether or not reduced to writing, in any way concerning or relating to the business of the Company (including but not limited to the Systems), which in any way and at any time or times has been or may be communicated to, acquired by, or learned of by the Employee in the course of or as a direct or indirect result of the Employee's access to information by virtue of providing services to the Company.

Confidential Information does not include information that is in the public domain, is publicly disclosed by the Company, or becomes public knowledge through no fault of the Employee.

2.      Confidentiality Maintained. The Employee acknowledges that the success, profitability, and competitive position of the Company require that strict confidentiality be maintained at all times with respect to all Confidential Information, and that any knowing breach of such confidentiality is capable of causing substantial damage to the Company. Accordingly, the Employee covenants and agrees with the Company that during the period in which the Employee provides services to the Company and at all times thereafter to:

(a)	keep all Confidential Information in the strictest confidence;

(b)	hold all Confidential Information in trust for the Company;

(c)

will notify the Company promptly in writing of any misuse or misappropriation of, or unauthorized access to, the Confidential Information which may come to the Employee’s attention and will take all reasonable steps requested by the Company to prevent any such misuse, misappropriation or unauthorized access;

(d)	adhere to the Company's confidentiality policy, as set out in Appendix "A" to this Agreement, as amended from time to time; and

(e)	not to directly, indirectly or in any other manner:

(i) publish or in any way participate or assist in the publishing of any Confidential Information;

(ii) use any Confidential Information, except as may be required for and in the course of carrying out the terms of the Employment Agreement; or

(iii) disclose or assist in the disclosure of any Confidential Information to any person, firm or corporation.

3.      Exemptions from Confidentiality. The provisions of section 2 shall not apply to any Confidential Information which:

(a)

the Company provides prior written consent for the disclosure of, provided that the disclosure is made in compliance with any conditions imposed in connection with the permission of such disclosure; or

(b)

the Employee had knowledge of prior to the date of their employment by the Company and which was not previously acquired from the Company or from any party having an obligation of confidence to the Company.

4.      Return of the Confidential Information. All Confidential Information and all memoranda, notes, lists, records and other documents (and all copies thereof), including, without limitation, all such items stored in computer memories, microfiche, on discs or on tapes or by any other means, made or compiled by or on behalf of the Employee or made available to the Employee concerning the business or affairs of the Company are and shall be the property of the Company and shall be delivered to the Company by the Employee promptly upon the termination of the Employment Agreement or at any other time on the request of the Company.

5.      Fiduciary Duty. The Employee acknowledges and agrees that as a result of the sensitive nature of the Confidential Information, the Employee holds the same in trust for the Company and its principals and the Employee stands in a fiduciary relationship with the Company. The Employee agrees to act accordingly.

6.      Remedies. The Employee acknowledges that any breach of this Confidentiality Agreement will cause irreparable harm to the Company which cannot be calculated or fully or adequately compensated by recovery of damages alone. Accordingly, the Employee agrees that the Company shall be entitled to interim and permanent injunctive relief, specific performance and other equitable remedies, and that resort to such relief will not be considered a waiver of any other rights or remedies that the Company may have for damages or otherwise.

7.      Waiver. No waiver by the Company of any of the Employee's obligations herein shall be effective unless expressed in writing and no such waiver shall apply beyond the specific facts in respect of which the waiver was given.

8.      Duration. This Agreement shall be for an indefinite term. Except with the prior consent of the Company, the obligations of the Employee hereunder shall not be in any way diminished or otherwise affected for any reason whatsoever, including without limiting the generality of the foregoing the breach by the Company of any term or condition of the Employment Agreement with the Company or the termination of such agreement.

9.      Severability. If any provision of this Confidentiality Agreement is held to be unenforceable, the remaining provisions of this Confidentiality Agreement shall be deemed to be valid and enforceable.

10.      Further Agreements. The Employee also agrees to execute such further documents not inconsistent with this Agreement and to do such further acts and things which are not unlawful for the Employee to do for the purpose of keeping all the Confidential Information confidential and in order to preserve the proprietary rights therein which the Company is entitled to protect.

11.      Headings. The headings appearing in this Confidentiality Agreement have been inserted for reference and as a matter of convenience only and in no way define, limit, alter or enlarge the scope or meaning of this Confidentiality Agreement or any provision hereof.

12.      Counterpart Execution. This Agreement may be executed in counterparts which together will form one in the same instrument.

13.      Enurement. This Confidentiality Agreement shall enure to the benefit of and be binding upon the parties hereto and each of their respective successors and assigns.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

PLAYBOX (US) INC.

Per:	/s/ Robert Burden
Authorized Signatory

/s/ B. Khiroya	)	Harry C. Maloney
Witness	)
	)	HARRY C MALONEY
B. Khiroya	)
Name of Witness	)

APPENDIX “A”

CONFIDENTIAL INFORMATION POLICY & GUIDELINES

Use and Protection of Company Property

The Company property is to be used for conducting the Company’s businesses and it is not to be used for other purposes without approval. The Company property includes (but is not limited to) premises, equipment, systems, Company information, computer programs, inventory, parts and supplies (the “Property”).

Because such property exists to further the Company’s businesses, usage may be monitored.

In stating this limitation on the use of Company property, it is recognized that common sense and good judgment must prevail. For example, it is not intended that employees should be denied the personal use of a telephone where this does not detract from their performance or result in additional costs to the Company. At all times, employees are expected to act responsibly and, when in doubt about using the Company’s property, should secure clarification from the party to whom they report.

The employees must protect Company property entrusted to them and immediately return all Company property no longer required in the performance of their duties. Employees are expected to report situations where Company property is misused or abused.

As well as tangible items like buildings, fixtures and equipment, Company property also includes such intangible items as the details of Company computer systems and programs, and any other system in use by the Company, whether these systems or programs are in printed, electronics form or other form, as well as inventory, parts and supplies.

Use of Company Software by Employees

In most cases, the Company purchases a license to use personal computer software subject to certain conditions. The most common condition is that the Company and the employees will not reproduce any of the software or its related documentation.

Unauthorized copying of computer software is illegal. It puts the Company in breach of its contractual obligations and opens it to being sued in the courts. It places the individuals doing the copying in a position where they could have criminal charges laid against them.

Employees shall only use computer software in accordance with the licensing agreement authorizing its use.

Handling of Company Funds, Reports and Records

The employees responsible for handling Company funds, reports and records must know and follow procedures for their protection and handling.

Use of Company Information

All data/information held by the Company, in whatever form, is the property of the Company. The employees with access to this information must not use it for personal benefit or in any way that could be detrimental to the Company.

Confidentiality of Information

The employees shall respect the privacy of others and must safeguard against improper access to information which is contained in records of the Company and its subsidiaries, employees, policyholders, brokers, claimants or members of the public, whether it is written, electronic or other form. The employees may disclose it only to persons having a lawful right to such information.

Therefore:

_	The employees may access Company and its subsidiary information only as required to perform their legitimate business duties.

_

The employees are responsible for maintaining the confidentiality of all Company and its subsidiary information and will not disclose it to anyone inside or outside the Company except as required by their legitimate business duties. (The Freedom of Information and Protection of Privacy Act, (the “Act”)) gives individuals a right of access to records subject to certain conditions. The Company has procedures in place for handling requests for information under the Act. Any questions regarding privacy or the release of information not covered by these procedures should be referred to the President of the Company.

_

Employees must safeguard all information to which they have access against inappropriate and unauthorized access by others. Employees are responsible for all access made by using their individual terminals and/or any access made through unattended signed on terminals. The related password is the employee’s responsibility and must never be given out to others. All passwords assigned to the employees must be safeguarded.

_	Employees must safeguard all issued security access cards and immediately report any misplaced, lost or stolen cards.

_	Employees must report incidents of misuse or abuse of Company information.

SCHEDULE “C”

ADDITIONAL PROVISIONS RELATING TO TERMINATION

1.	Definitions: In the Agreement and this Schedule:

	(a)	“Board” means the board of directors of the Company.

	(b)	“Change of Control” means the occurrence of any one of the following events:

(i)

the acquisition or continuing ownership by any person or persons acting jointly or in concert directly or indirectly, of Common Shares or of Convertible Securities, which, when added to all other securities of the Company at the time held by such person or persons, or persons associated or affiliated with such person or persons within the meaning of the Company Act (collectively, the “Acquirors”), and assuming the conversion, exchange or exercise of Convertible Securities beneficially owned by the Acquirors, results in the Acquirors beneficially owning shares that would, notwithstanding any agreement to the contrary, entitle the holders thereof for the first time to cast more than 30% of the votes attaching to all shares in the capital of the Company that may be cast to elect directors;

(ii)

the exercise of the voting power of all or any shares of the Company over any period of two consecutive years from the date of this Agreement so as to cause or result in the election of a majority of directors of the Company who were not Incumbent Directors;

(iii) the sale, lease, exchange or other disposition of all or substantially all of the Company’s assets;

(iv)

an amalgamation, merger, arrangement or other business combination (a “Business Combination”) involving the Company that results in the securityholders of the parties to the Business Combination other than the Company owning, directly or indirectly, shares of the continuing entity that entitle the holders thereof to cast more than 50% of the votes attaching to all shares in the capital of the continuing entity that may be cast to elect directors; or

(v) the Board, by resolution, determines that a Change of Control of the Company has occurred.

	(c)	“Convertible Securities” means securities convertible into, exchangeable for or representing the right to acquire Common Shares.

	(d)	“Date of Termination” means the date of termination of the Executive’s employment with the Company, whether by the Executive or by the Company.

(e)

“Good Reason” includes, without limitation, the occurrence, without the Executive’s written consent (except in connection with the termination of the Executive’s employment for Just Cause) of any one or more of:

(i)

a material adverse change in the Executive’s position, duties, responsibilities (including, without limitation, to whom the Executive reports and who reports to the Executive), title or office, which includes any removal of the Executive from or any failure to re-elect or re-appoint the Executive to any such positions or offices;

(ii)

a material adverse reduction by the Company of the Executive’s salary, benefits or any other form of remuneration or any material adverse change in the basis on which the Executive’s salary, benefits or any other form of remuneration payable by the Company is determined;

(iii)

any failure by the Company to continue to effect any benefit, bonus, profit sharing, incentive, remuneration, compensation, stock ownership, pension or retirement plan in which the Executive is participating or are entitled to participate immediately before the Change of Control, where such failure has the effect of constituting a material adverse change to the Executive’s terms of employment, or the Company taking any action or failing to take any action that would adversely affect the Executive’s participation in or reduce the Executive’s rights or benefits under any such plan where such failure has the effect of constituting a material adverse change to the Executive’s terms of employment;

	(iv)	any failure by the Company to provide the Executive with the number of paid vacation days per year to which the Executive was entitled immediately before the Change of Control;

(v)

the Company taking any action to deprive the Executive of any material employment benefit not mentioned above and enjoyed by the Executive immediately before the Change of Control where such action has the effect of constituting a material adverse change to the Executive’s terms of employment, or the Company failing to increase or improve such material benefit on a basis consistent with practices in effect immediately before the Change of Control or with practices implemented after the Change of Control with respect to the executives of the Company, whichever is more favourable to the Executive;

	(vi)	any material breach by the Company of any provision of this Agreement where such breach has the effect of constituting a material adverse change to the Executive’s terms of employment;

(vii)

the failure by the Company to obtain, in a form reasonably satisfactory to the Executive, an effective assumption of its obligations hereunder by any successor to the Company, including a successor to a material portion of its business; or

(viii)

the Company requiring the Executive to relocate at the time of a Change in Control of the Company, except for required travel on the Company’s business substantially consistent with the Executive’s present business travel obligations;

(f)

“Incumbent Director” means any member of the Board who was a member of the Board on the date of execution of the Agreement and any successor to an Incumbent Director who was recommended or elected or appointed to succeed any Incumbent Director by the affirmative vote of the directors of the Company when that affirmative vote includes the affirmative vote of a majority of the Incumbent Directors then on the Board;

2.      Additional Amounts Payable: If, at any time the Executive’s employment is terminated by the Company other than for Just Cause, or is terminated by the Executive for Good Reason, in addition to any amounts otherwise payable to the Executive under the Agreement:

(a)

if the Executive holds any options, rights, warrants or other entitlements (collectively, the “Securities”) issued by the Company or any affiliate thereof for the purchase or acquisition of shares in the capital of the Company or any affiliate thereof, regardless of whether the Securities may then be exercised, all such Securities will be deemed to be granted to the Executive and available for immediate exercise;

(b)	the Company will not seek in any way to amend the terms of any loans from the Company to the Executive;

(c)

if, at the Date of Termination, the Executive held any memberships in any clubs, social or athletic organizations paid for by the Company that were for the Executive’s regular use, the Company will not take any action to terminate such memberships but need not renew any such membership that expires or make any payment in respect of the period after the Date of Termination;

(d)	the Company will pay to the Executive all outstanding and accrued regular and special vacation pay to the Date of Termination;

(e)

the Company shall also pay to the Executive on such basis and at such time(s) as the Executive and the Company mutually agree upon, both acting reasonably, all legal fees and expenses reasonably incurred by the Executive as a result of such termination (including fees and expenses incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement); and

(f)

the Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer or by retirement benefits after the Date of Termination, or otherwise.

SCHEDULE “D”

STOCK OPTION AGREEMENT

To follow